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                                                                   Exhibit 23.2


                        Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts", "Summary Historical and Pro Forma Financial Data" and "Selected Historical Financial Data", and to the use of our reports dated March 26, 1998, with respect to the financial statements of Asset Alliance Corporation, March 26, 1998, with respect to the combined financial statements of Metropolitan Capital Advisors, L.P., Metropolitan Capital Partners II, L.P. and Metropolitan Capital Partners III, L.P., March 26, 1998, with respect to the combined financial statements of JMG Capital Management, Inc. and Pacific Capital Management, Inc., and March 26, 1998, with respect to the financial statements of Trust Advisors LLC, included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-48723) and related Prospectus of Asset Alliance Corporation dated May 13, 1998.

                                            /s/  Ernst & Young LLP

New York, New York
May 13, 1998